Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
CRA International, Inc.	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CRA INTERNATIONAL ANNOUNCES THIRD-QUARTER
FISCAL 2008 FINANCIAL RESULTS

Company Reports EPS of $0.39 on Revenue of $111 Million

BOSTON, September 25, 2008 – CRA International, Inc. (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for its fiscal third quarter, the sixteen weeks ended August 29, 2008.

Revenue for the third quarter of fiscal 2008 was $111.2 million compared with $124.3 million for the third quarter of fiscal 2007.  GAAP net income for the third quarter of fiscal 2008 was $4.2 million, or $0.39 per diluted share, compared with GAAP net income of $8.6 million, or $0.72 per diluted share, in the third quarter of fiscal 2007.  Losses generated by the Company outside of North America were the principal reason for the higher than expected third quarter effective tax rate of 61 percent.

GAAP net income in the third quarter of fiscal 2008 included a $672,000 foreign currency exchange gain related to the “substantial liquidation” of the Company’s New Zealand-based operations.  Excluding the foreign exchange gain, non-GAAP net income for the third quarter of fiscal 2008 was $3.5 million, or $0.32 per diluted share.  A complete reconciliation between net income and net income per share on a GAAP basis and a non-GAAP basis for the third quarter of fiscal 2008 is provided in the financial tables at the end of this release.

Weighted average diluted shares outstanding used to calculate the net income per share in the third quarter of fiscal 2008 were 10.8 million, versus 12.0 million in the third quarter of fiscal 2007.

Revenue for the first three quarters of fiscal 2008 was $291.1 million compared with $295.9 million in the same period a year earlier.  GAAP net income for the first three quarters of fiscal 2008 was $6.8 million, or $0.62 per diluted share, compared with $22.3 million, or $1.81 per diluted share, in the same period in fiscal 2007.  GAAP net income in the first three quarters of fiscal 2008 includes the effects of pre-tax expenses, principally incurred in the second quarter, of $9.4 million related to employee separation, office closure costs, and the divestiture of the majority of the Company’s Australia and New Zealand practices, as well as the related foreign currency exchange gain of $0.7 million and a related tax benefit of $3.1 million.  GAAP net income for the first three quarters of fiscal 2007 included a net reduction in the tax provision of $1.8 million, or $0.15 per share, related to the conclusion of an Advance Pricing Agreement the Company entered into with the IRS.  Excluding those items from both periods, non-GAAP net income for the first three quarters of fiscal 2008 was $12.4 million, or $1.13 per diluted share, compared with non-GAAP net income of $20.5 million, or $1.66 per diluted share in the first three quarters of fiscal 2007.  A complete reconciliation between net income and net income per share on a GAAP basis and a non-GAAP basis for the first three quarters of fiscal 2008 and fiscal 2007 is provided in the financial tables at the end of this release.

Weighted average diluted shares outstanding used to calculate earnings per share in the first three quarters of fiscal 2008 were 11.0 million, versus 12.3 million in the first three quarters of fiscal 2007.

Comments on the Third Quarter

“Net revenue declined year-over-year as a result of a number of factors, including a reduction from exiting certain lines of business in Australia and New Zealand totaling approximately $4.6 million,” said James C. Burrows, CRA’s President and Chief Executive Officer.   “Revenues in the Middle East, while steadily recovering from a major slowdown in Saudi Arabian contracts earlier in the year, were still significantly below the year-earlier level.  In addition, our U.S. finance litigation revenues were lower, in part because of cases settling and requests from clients to temporarily stop or slow down work on some of our largest cases.”

“While these slowdowns and stoppages were disappointing and difficult to address in the short-term, CRA continues to be retained on many large engagements and the pipeline of new cases continues to be active,” Burrows said.  “We believe that the recent turmoil in the financial markets will benefit CRA over the long-term through significant litigation assignments.”

“Operationally, we made substantial progress in our ongoing cost-cutting efforts, which helped mitigate the bottom-line effect of our decline in revenue,” said Burrows.  “We lowered third quarter SG&A expenses by $4.7 million and reduced our year-over-year SG&A costs as a percentage of revenue to 24.6% from 25.8% in the same period of 2007.  We believe our lower cost structure going forward positions us well for the anticipated rebound in our revenues.”

The Company’s utilization rate in the quarter was 71 percent, compared with 74 percent in the second quarter of fiscal 2008 and 76 percent in the third quarter of fiscal 2007.  “The sequential decrease in utilization was unexpected and disappointing. We intend to address our utilization rate more aggressively going forward,” said Burrows.

Outlook

“The underlying long-term demand for our brand of expert services remains intact,” Burrows said.  “There continue to be sizeable long-term opportunities for CRA, and we are encouraged by the pipeline of activity in a number of our practice areas.  For example, we recently signed contracts with the Federal Electricity and Water Authority (FEWA) in the United Arab Emirates to implement a new utility structure and electricity distribution system.  The contract values are expected to total more than $9 million and we anticipate the work will be performed over the next 18 months.  We are encouraged by the ongoing rebound of our Middle East business, and our project lead and proposal stream is strong.  We also believe that the recent turbulence in the financial services sector should lead to increased securities litigation work and opportunities in the areas of valuation, damage and risk management assessments, all of which play to CRA’s strengths.”

“Based on current market conditions and our recent performance, we will continue to focus aggressively on sales in our core businesses and to restore margins by reducing costs,” Burrows said.

Conference Call Information

CRA International will host a conference call this morning at 9:00 a.m. ET to discuss its third-quarter fiscal 2008 financial results.  To listen to a live webcast of the call, please visit the Company’s website at www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8328 or (877) 407-5790.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

About CRA International

Founded in 1965, CRA International is a leading provider of management consulting services and economic and financial expertise. Working with businesses, law firms, accounting firms, and governments, CRA is a preferred consulting firm for complex assignments with pivotal and high-stakes outcomes. The firm is distinguished by a unique combination of credentials: deep vertical experience in a variety of industries; broad horizontal expertise in a range of functional disciplines; and rigorous economic, financial, and market analysis. CRA offers a proven track record of thousands of successful engagements in regulatory and litigation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management. Headquartered in Boston, the firm has sixteen offices within the United States, and seven offices in Canada, Europe, the Middle East, and the Asia Pacific region. Detailed information about CRA is available at www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP net income, and non-GAAP net income per share.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding these one-time costs, foreign currency exchange gain, and tax provision credit is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the first forty weeks of fiscal 2008, the Company has excluded amounts associated with the divesting or shutting down of the majority of the Company’s Australian and New Zealand- based operations, office closures, and employee separation and other compensation associated with a workforce reduction.  For the first forty weeks of fiscal 2007, the Company has excluded the reduction in income taxes related to the conclusion of an Advance Pricing Agreement the Company entered into with the IRS.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock options, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Sixteen Weeks Ended August 29, 2008				Sixteen Weeks Ended
	GAAP Results	Adjustments to GAAP Results		Non-GAAP Results	August 31, 2007

Revenues	$111,162	$—		$111,162	$124,301
Costs of services	73,602	—		73,602	77,194
Gross profit	37,560	—		37,560	47,107

Selling, general and administrative expenses	27,394	—		27,394	32,120
Income from operations	10,166	—		10,166	14,987

Interest and other income (expense), net	460	672	(1)	(212)	316
Income before provision for income taxes and equity method investment gain (loss)	10,626	672		9,954	15,303
Provision for income taxes	(6,471)	—		(6,471)	(6,519)
Income before equity method investment gain (loss)	4,155	672		3,483	8,784
Equity method investment gain (loss), net of tax	7	—		7	(196)
Net income	$4,162	$672		$3,490	$8,588

Net income per share:
Basic	$0.40			$0.33	$0.77
Diluted	$0.39			$0.32	$0.72

Weighted average number of shares outstanding:
Basic	10,521			10,521	11,133
Diluted	10,764			10,764	11,955

(1)  During the sixteen weeks ended August 29, 2008, the Company recognized $0.7 million in foreign currency exchange gain related to the substantial liquidation of the Company's New Zealand-based operations.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Forty Weeks Ended August 29, 2008				Forty Weeks Ended August 31, 2007
	GAAP Results	Adjustments to GAAP Results		Non-GAAP Results	GAAP Results	Adjustments to GAAP Results		Non-GAAP Results

Revenues	$291,128	$—		$291,128	$295,938	$—		$295,938
Costs of services	194,094	2,910	(1)	191,184	185,083	—		185,083
Gross profit	97,034	(2,910)		99,944	110,855	—		110,855

Selling, general and administrative expenses	80,133	6,450	(1)	73,683	75,353	—		75,353
Income from operations	16,901	(9,360)		26,261	35,502	—		35,502

Interest and other income (expense), net	1,101	672	(3)	429	1,510	—		1,510
Income before provision for income taxes and equity method investment gain (loss)	18,002	(8,688)		26,690	37,012	—		37,012
Provision for income taxes	(11,127)	3,069	(1)	(14,196)	(14,179)	1,811	(2)	(15,990)
Income before equity method investment gain (loss)	6,875	(5,619)		12,494	22,833	1,811		21,022
Equity method investment gain (loss), net of tax	(88)	—		(88)	(528)	—		(528)
Net income (loss)	$6,787	$(5,619)		$12,406	$22,305	$1,811		$20,494

Net income per share:
Basic	$0.64			$1.17	$1.96			$1.80
Diluted	$0.62			$1.13	$1.81			$1.66

Weighted average number of shares outstanding:
Basic	10,629			10,629	11,363			11,363
Diluted	10,978			10,978	12,322			12,322

(1)  During the forty weeks ended August 29, 2008, the Company incurred pre-tax expenses of $9.4 million and related provision for income taxes of $3.1 million associated with a series of initiatives designed to reduce the Company’s operating expenses and improve its utilization rate.  The initiatives include divesting or shutting down the majority of the Company’s Australian and New Zealand- based operations, office closures, and employee workforce reduction.  The following is a breakdown of the $9.4 million (in thousands):

	Cost of services	Selling, general and administrative expenses	Total
Employee Separation and Other Compensation	$2,421	$356	$2,777
Office Closures	—	4,571	4,571
Australia/New Zealand Practice Divestitures	489	1,523	2,012
Total	$2,910	$6,450	$9,360

(2)  During the forty weeks ended August 31, 2007, the Company recorded a net reduction in the tax provision of $1.8 million related to the conclusion of an advance pricing agreement the Company entered into with the IRS.

(3)  The Company recognized $0.7 million in foreign currency exchange gain related to the substantial liquidation of the Company’s New Zealand-based operations in its third fiscal quarter of 2008.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	August 29, 2008	November 24, 2007

Assets
Cash and cash equivalents	$113,461	$100,516
Accounts receivable and unbilled, net	101,497	130,954
Other current assets	36,343	16,924
Total current assets	251,301	248,394

Property and equipment, net	26,304	27,932
Goodwill and intangible assets, net	163,139	159,262
Other assets	13,151	18,333
Total assets	$453,895	$453,921

Liabilities and shareholders’ equity
Current liabilities	$91,718	$98,762
Long-term liabilities	116,023	104,077
Total liabilities	207,741	202,839

Total shareholders’ equity	246,154	251,082
Total liabilities and shareholders’ equity	$453,895	$453,921